                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT /X/       FILED BY A PARTY OTHER THAN THE REGISTRANT / /

- --------------------------------------------------------------------------------

Check the appropriate box:
/ / Preliminary Proxy Statement
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12 / / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                            Psychemedics Corporation
                (Name of Registrant as Specified In Its Charter)

                            Psychemedics Corporation
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
/X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
      Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

- --------------------------------------------------------------------------------

                            PSYCHEMEDICS CORPORATION

                            1280 Massachusetts Avenue
                         Cambridge, Massachusetts 02138

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                                  Cambridge, Massachusetts
                                                  April 5, 1996

     The Annual Meeting of Stockholders will be held on May 7, 1996 at 9:30 a.m. at the Radisson Hotel & Suites Chicago, 160 East Huron Street, Chicago, Illinois, for the following purposes:

     1. To elect directors of the Company for the ensuing year and until their respective successors are chosen and qualified;

     2. To consider and vote upon a proposal to ratify the amendment by the Company of the Company's 1989 Employee Stock Option Plan;

     3. To consider and vote upon a proposal to ratify the amendment by the Company of the Company's 1989 Non-Qualified Stock Option Plan;

     4. To consider and vote upon a proposal to ratify the Company's selection of Arthur Andersen LLP as auditors of the Company for the year ending December 31, 1996; and

     5. To consider and act upon matters incidental to the foregoing and to transact such other business as may properly come before the meeting.

     The Board of Directors has fixed the close of business on March 22, 1996, as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting of Stockholders.

                                                  Edward S. Brewer, Jr.
                                                      Secretary

     The Company's Annual Report for 1995 containing a copy of the Company's
Form 10-KSB (excluding exhibits) for the year ended December 31, 1995 is enclosed herewith.
- --------------------------------------------------------------------------------

     Please fill in, date, sign and mail promptly the accompanying proxy in the return envelope furnished for that purpose, whether or not you plan to attend the meeting.
- --------------------------------------------------------------------------------

                            PSYCHEMEDICS CORPORATION

                            1280 Massachusetts Avenue
                         Cambridge, Massachusetts 02138

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 7, 1996

    This statement is furnished to the stockholders of PSYCHEMEDICS CORPORATION (hereinafter, the "Company") in connection with management's solicitation of proxies to be used at the Annual Meeting of Stockholders on May 7, 1996 and at any adjournment of that meeting. The approximate date on which this proxy statement and accompanying proxy are being sent to stockholders of the Company is April 5, 1996. Each proxy delivered pursuant to this solicitation is revocable at the option of the person executing the same by written notice delivered to the Secretary of the Company at any time before the proxy is voted. A stockholder who attends the Annual Meeting in person may revoke his or her proxy at that time and vote his or her shares if such stockholder so desires. The presence in person or by proxy of stockholders entitled to cast a majority of the outstanding shares, or 9,876,435 shares, shall constitute a quorum. With respect to the election of Directors, the Company will treat votes withheld as shares that are present for purposes of determining a Quorum. A plurality is required to elect Directors, so the six persons receiving the greatest number of votes will be elected. Withheld votes will not affect the outcome of the election. With respect to the amendment of the 1989 Employee Stock Option Plan, the amendment of the 1989 Non-Qualified Stock Option Plan (the "Non-Employee Director Plan") and the approval of auditors, the Company will treat abstentions as shares that are present and entitled to vote for purposes of determining a quorum. Since a majority of the shares represented at the meeting and entitled to vote is required for approval, abstentions will have the effect of a vote against approval of these proposals. If a broker indicates on a proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will be considered as present for quorum purposes but not as shares entitled to vote with respect to that matter. Accordingly, broker non-votes will have no effect on such a matter.

     All shares represented by a properly executed proxy will be voted unless it is revoked and, if a choice is specified, will be voted in accordance with such specification. If no choice is specified, the proxies will be voted FOR the election of the six nominees named under "Election of Directors", unless authority to do so is withheld with respect to one or more of the nominees, FOR the amendment of the 1989 Employee Stock Option Plan, FOR the amendment of the Non-Employee Director Plan and FOR the ratification of the Company's selection of Arthur Andersen LLP as auditors for the year ending December 31, 1996. In addition, the proxy will be voted in the discretion of the proxy holders with respect to such other business as may properly come before the meeting. The officers and directors of the Company as a group own beneficially 35.2% of the outstanding shares of Common Stock of the Company (see "Principal Stockholders and Stockholdings of Management"). The Company expects that its officers and directors will vote shares owned by them FOR the election of such six nominees, FOR the amendment of the 1989 Employee Stock Option Plan, FOR the amendment of the Non-Employee Director Plan and FOR the ratification of the Company's selection of Arthur Andersen LLP as auditors.

    As of March 22, 1996, the Company had outstanding 19,752,868 shares of Common Stock. Each share of the outstanding Common Stock is entitled to one vote. Only holders of Common Stock of record on the books of the Company at the close of business on March 22, 1996 will be entitled to receive notice of and to vote at the Annual Meeting.

                              ELECTION OF DIRECTORS

    At the Annual Meeting, directors are to be elected to hold office for the ensuing year and until their respective successors are chosen and qualified. The Board of Directors has fixed the size of the Board at six and has nominated six persons, all of whom are now directors of the Company, to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified. If the enclosed proxy is duly executed and received in time for the Meeting, and unless authority to do so is withheld, it will be voted to elect as directors the following nominees: Raymond C. Kubacki, Jr., Werner A. Baumgartner, Ph.D., A. Clinton Allen, Donald F. Flynn, John J. Melk and Frederick J. Weinert. (For a description of the business experience of such nominees, see "Business Experience of Nominees and Executive Officers" below.) In the event that any of the nominees become unavailable, then the proxy holders shall have the right: (i) to vote for such substitute, if any, as the present Board of Directors may designate; (ii) to leave a vacancy on the Board; or (iii) to fix the number of directors for the ensuing year at less than six.

    The Company does not have any nominating or compensation committees of the Board of Directors. The Audit Committee, whose members are Messrs. Flynn, Melk and Weinert, met one time during 1995. The Stock Option Committee, whose members are Messrs. Flynn, Melk and Weinert, administers the 1989 Employee Stock Option Plan, including the determination of employees who are to be granted options under the Plan, the number of shares subject to each option, and the term of each option. The Stock Option Committee held no meetings but acted by unanimous written consent in lieu of meetings on six occasions during 1995.

    During the year ended December 31, 1995, there were two meetings of the Board of Directors. All of the directors attended, in person or by telephone, both meetings of the Board of Directors, except for Messrs. Weinert and Melk who each attended only one of the meetings. The directors also acted by unanimous written consent on four occasions during 1995. The directors regularly consult with management and are kept informed of business developments and financial results as they occur.

     Each director and each officer of the Company who is subject to Section 16 of the Securities Exchange Act of 1934 (the "Act") is required by Section 16(a) of the Act to report to the Securities and Exchange Commission, by a specified date, his or her transactions in the Company's securities. Dr. Thomas Cairns and Bruce Stillwell each filed the initial report relating to his appointment as an executive officer after the date specified therefor in 1995.

                       BUSINESS EXPERIENCE OF NOMINEES AND
                               EXECUTIVE OFFICERS


Following is a list of names, ages and positions with the Company of all nominees for election as directors and all executive officers of the Company.


              NAME                     AGE                 POSITION
              ----                     ---                 --------
     Raymond C. Kubacki, Jr.           51       Chief Executive Officer,
                                                President, Director and
                                                Nominee

     Werner A. Baumgartner, Ph.D.      60       Chairman of the Board,
                                                Director and Nominee

     A. Clinton Allen                  52       Vice Chairman of the
                                                Board, Director and
                                                Nominee

     Donald J. Kippenberger, Ph.D.     49       Vice President - Laboratory
                                                Operations

     William Thistle                   46       Vice President, General Counsel

     Thomas Cairns, Ph.D., Dsc.        55       Vice President-Technology
                                                Research & Development

     Bruce M. Stillwell                34       Vice President,
                                                Treasurer, Controller

     Donald F. Flynn                   56       Director and Nominee

     John J. Melk                      59       Director and Nominee

     Frederick J. Weinert              48       Director and Nominee


    All directors hold office until the next Annual Meeting of Stockholders or until their successors are elected. Officers serve at the discretion of the Board of Directors.

    Mr. Kubacki joined the Company in July, 1991 as a director and as President and Chief Executive Officer. During the five years prior to joining the Company, he served as Vice President-National Accounts and Director of Sales and Marketing for Reliance COMM/TEC Corporation, a subsidiary of Reliance Electric Co.

    Dr. Baumgartner, a founder of the Company, has served as Chairman of the Board and a director of the Company since its organization in September, 1986. Dr. Baumgartner has served as the Company's Director of Scientific and Regulatory Affairs since May, 1989. Dr. Baumgartner received his Ph.D. in physical chemistry in 1963 from the University of New South Wales, Sydney, Australia, and has been engaged in physical and biophysical chemistry research since 1960 holding research and teaching positions at University of New South Wales; Long Beach State University; the Jet Propulsion Laboratory at the California Institute of Technology; University of California, Los Angeles; and University of Southern California. Dr. Baumgartner has been the director of the Radioimmunoassay and In Vitro Laboratory of the Nuclear Medicine Service, Veterans Administration Hospital, Wadsworth, Los Angeles, California since 1976, serving in such capacity on a part-time basis since February, 1987.

     Mr. Allen is Chairman and Chief Executive Officer of A.C. Allen & Company, Inc., a financial services consulting firm located in Cambridge, Massachusetts. Mr. Allen currently serves as a director of The Forschner Group, Inc., Victory Capital LLC, Tigera Group, Inc. and the SweetWater Corporation. He also serves as a director and Vice Chairman of The DeWolfe Companies, Inc. Mr. Allen has been a director of the Company since 1989.

     Dr. Kippenberger joined the Company in January, 1994 as Vice President of Laboratory Operations. From 1987 to 1990 he was the Technical Director of the Wiesbaden Forensic Toxicology Drug Testing Laboratory, one of the U.S. Army's largest drug testing laboratories. From 1990 to 1993 he served as the Forensic Toxicology Consultant to the U.S. Army Surgeon General where he directed policy, technical operations and inspection oversight of the four U.S. Army toxicology drug testing laboratories. Dr. Kippenberger is a National Institute on Drug Abuse (NIDA) inspector.

     Mr. Thistle joined the Company in September, 1995 as Vice President and General Counsel. Prior to joining the Company, he served as Associate General Counsel for MGM Grand in Las Vegas from 1993 to 1995. From 1989 to 1993, Mr. Thistle was Associate General Counsel for Harrah's Casino Resorts.

     Dr. Cairns joined the Company in July, 1995 as Vice President of Technology Research & Development. An authority in the field of mass spectrometry, Dr. Cairns served as a Senior Research Scientist with the Food and Drug Administration during his 21 year tenure with that agency.

     Mr. Stillwell joined the Company in September, 1995 as Vice President and Controller. In January, 1996 he was elected Treasurer of the Company. Prior to joining the Company, he was employed by Organogenesis, Inc. where he served in various positions including Controller. From 1983 to 1988 Mr. Stillwell was employed in the audit division of Arthur Andersen LLP.

     Mr. Flynn has been the sole stockholder and Chairman of the Board of Flynn Enterprises, Inc., a financial advisory and venture capital firm, since February, 1988. Mr. Flynn also was Chairman of the Board from July, 1992 until February, 1996 and Chief Executive Officer from July, 1992 until May, 1995 of Discovery Zone, Inc., an operator of indoor entertainment and fitness facilities for children. On March 25, 1996, Discovery Zone, Inc. filed a voluntary petition under Chapter 11 of the U.S. Bankruptcy Code. From 1972 to December, 1990, Mr. Flynn served in various positions with WMX Technologies, Inc. (formerly Waste Management, Inc.) including Senior Vice President and Chief Financial Officer. Mr. Flynn currently serves as a director of WMX Technologies, Inc. and its affiliated entities, Waste Management International plc and Wheelabrator Technologies, Inc. Mr. Flynn has been a director of the Company since 1989.

     Mr. Melk currently serves as Chairman and Chief Executive Officer of H20 Plus, L.P. which develops and manufactures health and beauty aid products and distributes them through a company-owned chain of specialty retail stores as well as over 300 wholesale/department stores. He also serves as Chairman of MW Partners, an investor in commercial and residential real estate developments. From 1987 to 1989, he was Vice Chairman of the Board of Blockbuster Entertainment Corporation. From 1971 to 1975 Mr. Melk was Vice President of Corporate Development for WMX Technologies, Inc. and from 1975 to 1984 held the position of President of WMI International, Ltd. based in London, England. He is a director of Republic Industries, Inc. and Extended Stay America, Inc. Mr. Melk has been a director of the Company since 1991.

     Mr. Weinert serves as President of San Telmo, Inc. (investment and international development projects), Barrington Services Group (a business advisory firm and commercial real estate developer), Here's Hollywood, Inc. (a Blockbuster Video franchisee) and Vice President of H20 Plus, S.A. (a distributor of cosmetics, bath products and fragrances in Argentina, Chile and Uruguay) . From June, 1989 to February, 1995 he was President of H20 Plus L.P., MW Partners, and Century Entertainment Ltd. Previous to that he was President of Waste Management International, Inc. from December, 1983 to June, 1989. He serves on the Business Advisory Council for the University of Dayton and is a director of Americas Cooperating for Health & Education. Mr. Weinert has been a director of the Company since 1991.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Until May 24, 1995, Mr. Flynn was Chief Executive Officer and Mr. Melk and
H. Wayne Huizenga were directors of Discovery Zone, Inc., a franchisor and operator of family indoor entertainment and fitness facilities. Discovery Zone, Inc. and the Company are parties to an agreement pursuant to which the Company provides drug testing services to Discovery Zone, Inc. Either party may terminate the agreement at any time. In calendar year 1995, the Company received approximately $504,000 from Discovery Zone, Inc. for such services.
The following persons owned the following percentages of Common Stock in Discovery Zone, Inc. at March 22, 1996 computed in accordance with Rule 13d-3 under the Securities Exchange Act of 1934: Donald F. Flynn, a director of the Company and owner of 9.9% of the Company - 2%; Mr. Flynn's children and trusts for their benefit - 4%; H. Wayne Huizenga, owner of 11.4% of the Company -
< 1%; John J. Melk, a director of the Company and owner of 10.5% of the Company,
- - 3%. The Company believes that the terms of its agreement with Discovery Zone, Inc. are no more or less favorable to the Company than could have been obtained from an unaffiliated party.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION


SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

   The following table shows, for the three year period ended December 31, 1995, the cash compensation paid by the Company as well as certain other compensation paid or accrued for such year, to the Company's Chief Executive Officer and the Company's other executive officers whose compensation exceeded $100,000 in 1995.

                                            SUMMARY COMPENSATION TABLE

                                                                                                   Long-Term
                                                                                                 Compensation
                                                                                                 ------------
                                           Annual Compensation                                       Awards
                               --------------------------------------------                      ------------
Name and                                                   Other Annual                 Securities
Principal                        Salary     Bonus           Compensation                Underlying            All Other
Position              Year          $          $                  $                     Options(#)          Compensation($)
- --------              ----     ---------   --------       -----------------            ----------          ---------------
A. Clinton Allen      1995       125,000          0           (1)                       60,000                    -0-
Vice Chairman         1994       103,125          0           (1)                           -0-                   -0-
                      1993        90,000          0           (1)                       50,000                    -0-

Raymond C.            1995       158,333          0           (1)                      250,000                    -0-
 Kubacki, Jr.         1994       150,000     35,000           (1)                       50,000                    -0-
President &           1993       141,250          0           (1)                      250,000                    -0-
CEO

Werner A.             1995       116,887          0           (1)                       40,000                 2,309(2)
Baumgartner,          1994       115,006          0           (1)                           -0-                2,705(2)
  Ph.D.               1993       105,760          0           (1)                       50,000                 2,980(2)
Chairman

- -----------

(1) Any perquisites or other personal benefits received from the Company by the named executive was substantially less than the reporting thresholds established by the Securities and Exchange Commission (the lesser of $50,000 or 10% of the individual's cash compensation).

(2) Represents life insurance premiums paid by the Company on behalf of Dr. Baumgartner.

STOCK OPTIONS

    The following table contains information concerning the grant of stock options to the named executive officers of the Company during the Company's fiscal year ended December 31, 1995:

                                OPTIONS GRANTS IN LAST FISCAL YEAR
                                                                                            Potential Realizable Value
                                          % of Total                                        of Assumed Annual Rate
                                          Options            Exercise                       of Stock Appreciation
                                          Granted to         or Base                        for Option Term
                         Options          Employees in       Price          Expiration      --------------------------
    NAME                 Granted (1)      Fiscal Year        ($/sh)              Date         %        5%($)    10%($)
    ----                 -------        ---------------      ---------       -----------      -        -----    ------
Raymond C. Kubacki, Jr.  150,000(2)           29%             2.91(6)           4-4-05        0      274,512    695,669
                         100,000(3)           19%             6.00(6)           9-1-05        0      377,336    956,245

Werner A. Baumgartner     40,000(4)            8%             2.91(6)           4-4-05        0       73,203    185,512

A. Clinton Allen          60,000(5)           11%             2.91(6)           4-4-05        0      109,805    278,267

- -------------

(1) All of these options were granted pursuant to the Company's 1989 Employee Stock Option Plan.

(2) Of these options, options with respect to 53,693 shares are incentive stock options and vest with respect to 19,329 shares on April 4, 1998, and with respect to 34,364 shares on April 4, 1999; options with respect to 96,307 shares are non-qualified stock options and vest with respect to 37,500 shares on April 4, 1996, with respect to 37,500 shares on April 4, 1997, with respect to 18,171 shares on April 4, 1998, and with respect to 3,136 shares on April 4, 1999. Notwithstanding the foregoing vesting schedule, these options become exercisable in full upon a "change of control" of the Company. See "Employment Contracts and Change-in-Control Arrangements".

(3) These options are all non-qualified stock options and vest with respect to one fourth of the shares covered thereby on the first anniversary of the date of grant, and with respect to an additional one fourth on each of the three anniversary dates thereafter. Notwithstanding the foregoing vesting schedule, these options become exercisable in full upon a "change of control" of the Company. See "Employment Contracts and Change-in-Control Arrangements".

(4) Of these options, options with respect to 37,066 shares are incentive stock options and vest with respect to 7,066 shares on April 4, 1996, and with respect to 10,000 shares on each of the three anniversary dates thereafter; options with respect to 2,934 shares are non-qualified stock options and vest in full on April 4, 1996.

(5) Of these options, options with respect to 53,393 shares are incentive stock options and vest with respect to 8,393 shares on April 4, 1996, and with respect to 15,000 shares on each of the three anniversary dates thereafter; options with respect to 6,607 shares are non-qualified stock options and vest in full on April 4, 1996.

(6)  Represents the market value on the date of grant.

OPTION HOLDINGS

    The following table sets forth information with respect to the named executives concerning unexercised options held as of December 31, 1995. No options granted to the named executives were exercised during the fiscal year ended December 31, 1995.

                                    AGGREGATE YEAR-END OPTION VALUES

                                        Number of unexercised                   Value of unexercised
                                         options at fiscal                    in-the-money options at
                                             year-end(#)                      fiscal year-end ($) (1)
                                    ------------------------------       ------------------------------
   Name                             Exercisable      Unexercisable       Exercisable      Unexercisable
   ----                             -----------      -------------       -----------      -------------

A. Clinton Allen                      137,500           107,500          $  464,925          $338,824

Raymond C.
 Kubacki, Jr.                         786,513           250,000           2,695,640           426,060

Werner A.
 Baumgartner, Ph.D.                   139,000            88,000             464,720           278,789


- ------------

(1) Represents the fair market value of the Company's Common Stock on December 31, 1995 ($5.75 per share based on the closing price on the American Stock Exchange) minus the exercise price per share, of the in-the-money options, multiplied by the number of shares subject to each option.

EMPLOYMENT CONTRACTS AND CHANGE-IN-CONTROL ARRANGEMENTS

     On May 15, 1994, the Company entered into a three-year employment contract with Werner A. Baumgartner, Ph.D. regarding his services as Director of Scientific and Regulatory Affairs. Under the contract, which expires May 14, 1997, Dr. Baumgartner is compensated at an annual base salary of $115,672 for the initial twelve month period, with cost-of-living adjustments thereafter, and is entitled to compensation for six months following death or disability. The agreement also provides that in the event Dr. Baumgartner's salary as a part-time employee at Wadsworth V.A. Hospital, Los Angeles, California should at any time be reduced, the Company will increase Dr. Baumgartner's salary by the amount of such reduction.

     In connection with the grant by the Company to Mr. Kubacki on April 4, 1995 and September 1, 1995 of options to acquire shares of the Company's Common Stock, the Company agreed that notwithstanding the vesting schedule stated in the applicable option agreement, such options would become exercisable in full upon a change-in-control of the Company. The following events constitute a change-in-control for purposes of the option agreements: (a) the aggregate number of shares beneficially owned by the group of investors which purchased securities of the Company on May 15, 1989 is less than the number held by any other person or group, (b) the Company sells, leases or transfers all or substantially all of its assets, or (c) the Company merges or consolidates with another company and the existing stockholders of the Company end up owning less than 50% of the combined company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During fiscal year 1995, Dr. Baumgartner, and Messrs. Kubacki and Allen, each of whom was both a director and an executive officer of the Company during the year ended December 31, 1995, participated in deliberations of the Board of Directors during such year concerning executive officer compensation.

     Until May 24, 1995, Mr. Flynn was Chief Executive Officer and Mr. Melk and
H. Wayne Huizenga were directors of Discovery Zone, Inc., a franchisor and operator of family indoor entertainment and fitness facilities. Discovery Zone, Inc. and the Company are parties to an agreement pursuant to which the

Company provides drug testing services to Discovery Zone, Inc. Either party may terminate the agreement at any time. In calendar year 1995, the Company received approximately $504,000 from Discovery Zone, Inc. for such services. The following persons owned the following percentages of Common Stock in Discovery Zone, Inc. at March 22, 1996 computed in accordance with Rule 13d-3 under the Securities Exchange Act of 1934: Donald F. Flynn, a director of the Company and owner of 9.9% of the Company - 2%; Mr. Flynn's children and trusts for their benefit - 4%; H. Wayne Huizenga, owner of 11.4% of the Company - < 1%; John J. Melk, a director of the Company and owner of 10.5% of the Company, - 3%. The Company believes that the terms of its agreement with Discovery Zone, Inc. are no more or less favorable to the Company than could have been obtained from an unaffiliated party.

BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION
- ---------------------------------------------------

     Under rules established by the Securities and Exchange Commission, (the "SEC"), the Company is required to provide certain data and information in regard to the compensation and benefits provided to the Company's Chief Executive Officer and the four other most highly compensated executive officers (provided that the annual compensation paid to such other executive officers exceeds $100,000). Subject to the foregoing rules, the Company has provided information with respect to compensation and benefits paid or provided to Mr. Kubacki as the Company's Chief Executive Officer, and to Dr. Baumgartner and Mr. Allen, representing executive officers of the Company whose annual compensation exceeded $100,000.

     In August, 1993 the Omnibus Budget Reconciliation Act of 1993 added Section 162(m) to the Internal Revenue Code. That Section limits the deductibility of compensation paid or accrued by the Company to the five most highly compensated employees in excess of $1 million, with certain exceptions. It is not anticipated that any of the executive officers named in the Summary Compensation Table will receive compensation for 1995, or for future years that can now be predicted, which would not be deductible for tax purposes.

     The disclosure requirements for the four named individuals (the "named executive officers") includes the use of tables and a report explaining the rationale and considerations that led to fundamental executive compensation decisions affecting those individuals. In fulfillment of this requirement, the Board of Directors has prepared the following report for inclusion in this Proxy Statement.

     Compensation Philosophy
     -----------------------

     This report reflects the Corporation's compensation philosophy as endorsed by the Board of Directors and resulting actions taken by the Company for the reporting periods shown in the various compensation tables supporting this report.

     Essentially, the executive compensation program of the Company has been designed to:

     - Support a pay for performance policy that differentiates in compensation amounts based on corporate, business unit and individual performance;

     - Motivate key senior officers to achieve strategic business initiatives and reward them for their achievements;

     - Provide compensation opportunities which are comparable to those offered by other leading companies, thus allowing the Company to compete for, and retain, talented executives who are critical to the Company's long-term success; and

     - Align the interests of executives with the long-term interests of stockholders through award opportunities the value of which is based on the increase in value of the Company's Common Stock.

     At present, the executive compensation program is comprised of salary, cash incentive opportunities, long-term incentive opportunities in the form of stock options, and benefits typically offered to executives by major corporations. As an executive's level of responsibility increases, the greater the mix of compensation shifts to reliance on the value of the Common Stock through stock-based awards.

     Compensation Elements
     ---------------------

              Base Salary
              -----------

     At the executive officer level, base salaries are conservative when compared with companies of similar size and financial performance. Salary ranges are assigned to each position based on a comparison of Psychemedics positions with similar positions in companies of similar size in the Company's industry, with range midpoints established at the average of the marketplace. Actual salaries within the appropriate range depend upon individual performance, experience and internal equity and are reviewed and may be adjusted annually by the Company.

              Incentive Compensation
              ----------------------

     The Company has historically not paid cash bonuses to executive officers as rewards for superior performance, preferring instead to reward executive officers with equity-based compensation in the form of stock options. However, the Company did pay to Mr. Kubacki in 1994 a cash bonus and awarded to him a relatively smaller amount of stock options.

              Stock Options
              -------------

     The Company's current stock option plan for executive officers and other employees has been in existence since 1989. Prior to its amendment on March 15, 1996 (subject to shareholder approval), the 1989 Employee Stock Option Plan was last amended in 1993. Under the plan, the Stock Option Committee of the Board of Directors may grant options with terms of up to ten years. The options generally become exercisable with respect to 25% of the shares covered thereby on the first anniversary of the date of grant and with respect to an additional 25% on each of the next three anniversary dates thereafter. In granting the stock options to each of the named executives, the Stock Option Committee of the Board of Directors takes into account the practices of other companies of comparable size as well as the named executive's level of responsibility and past contributions to the Company, particularly in light of the Company's practice not to award cash bonuses. The Board of Directors believes that the granting of options provides an element of compensation that also aligns the interests of Executive Officers with other shareholders.

     Compensation to the Chief Executive Officer
     -------------------------------------------

     Mr. Kubacki's base salary was increased only marginally in 1995. A substantial portion of his total compensation package consisted of stock options. The number of shares subject to options granted to Mr. Kubacki was based on both subjective factors which the Board considered as well as financial factors which the board considered, including revenue and net income growth of the Company. Revenue grew by 33% in 1994 and pre-tax earnings nearly doubled to $1,897,330 in 1994.

     A. Clinton Allen
     Donald F. Flynn
     Frederick J. Weinert
     John J. Melk
     Werner A. Baumgartner, Ph.D.
     Raymond C. Kubacki, Jr.

COMPENSATION OF DIRECTORS

         Messrs. Kubacki, Baumgartner and Allen receive no additional compensation for serving on the Company's Board of Directors. As non-employee ("outside") directors, Messrs. Flynn, Melk and Weinert participate in the Non-Employee Director Plan. Under the Non-Employee Director Plan, each outside director automatically received a grant of an option for 25,000 shares upon the adoption of the Plan. Each such option has an exercise price equal to the market value per share of the Company's Common Stock on the automatic grant date, has a term of five years and becomes exercisable over a period of twenty-four months from the date of grant in equal monthly installments on a cumulative basis.

         Under the Non-Employee Director Plan as amended on March 15, 1996 (subject to shareholder approval) each outside director automatically received, effective March 15, 1996, a grant of an option for 20,000 shares. In addition, each person serving as an outside director as of March 15 of each calendar year thereafter receives an additional automatic grant of an option to acquire 20,000 shares. All of such options are for terms of ten years, and are exercisable in full twelve (12) months after the date of grant. Each newly appointed outside director automatically receives a grant of an option to acquire 25,000 shares upon the date of appointment. All such options to newly appointed directors are for terms of ten years but become exercisable over a period of twenty-four months from the date of grant in equal cumulative monthly installments. All options granted under the Non-Employee Director Plan, as so amended, have exercise prices equal to the market value per share of the Company's Common Stock on the automatic grant date.

         Options under the Non-Employee Director Plan are not transferable by the optionee otherwise than by will or the laws of descent and distribution and terminate if the optionee ceases to serve as a member of the Company's Board of Directors. In the event of the optionee's death or permanent disability, the option becomes exercisable in full and the optionee or his heirs, legatees or legal representatives may exercise the option during the following one year period or the remainder of the option term, whichever period is shorter. See "Amendment of the Non-Employee Director Plan" for a summary description of the Non-Employee Director Plan as amended on March 15, 1996 (subject to shareholder approval).

                            PSYCHEMEDICS CORPORATION
                        STOCK PRICE PERFORMANCE GRAPH(1)

                              [GRAPHIC OMITTED]


                                        12/31/90        12/31/91        12/31/92        12/31/93       12/31/94        12/31/95

Psychemedics                            $100.00         $264.52         $329.03         $303.23        $345.16         $593.55
AMEX Market Value Index(2)              $100.00         $128.22         $129.51         $154.56        $140.75         $177.93
AMEX High Tech Sub Index(3)             $100.00         $172.60         $146.37         $162.53        $156.46         $242.82


(1) The above graph assumes a $100 investment on December 31, 1990, through the end of fiscal year 1995 in the Company's Common Stock, the AMEX Composite, and AMEX High Tech Stocks. The prices for the AMEX Composite and AMEX High Tech Stocks assume the reinvestment of dividends. Psychemedics Corporation did not declare or pay any dividends during the operative period.

(2) The AMEX Market Value Index includes companies whose shares are traded on the American Stock Exchange.

(3) The AMEX High Tech Sub Index is comprised of companies which are in the high technology industry and whose shares are traded on the American Stock Exchange.

                    PRINCIPAL STOCKHOLDERS AND STOCKHOLDINGS
                                  OF MANAGEMENT

    The following table shows, as of March 22, 1996, the number of shares beneficially owned (i) by those stockholders who are known to the Company to own beneficially more than five percent of the outstanding Common Stock of the Company, (ii) by each director and nominee for director of the Company, (iii) by each named executive officer, and (iv) by all directors and executive officers as a group.

                                      Amount and Nature of          Percentage
Name                                 Beneficial Ownership(1)         Owned(2)
- ----                                 -----------------------        ----------
H. Wayne Huizenga                          2,288,148(4)(5)            11.4
200 South Andrews Avenue
Fort Lauderdale, Florida  33301

John J. Melk                               2,112,270(3)(4)            10.5
676 North Michigan Avenue
Chicago, Illinois  60611

Donald F. Flynn                            1,978,137(4)(6)             9.9
2898 Date Palm Road
Boca Raton, Florida  33432

Werner A. Baumgartner, Ph.D.               1,551,467(3)(7)             7.8
Psychemedics Corporation
5832 Uplander Way
Culver City, California  90230

Raymond C. Kubacki, Jr.                      824,013(3)                4.0

A. Clinton Allen                             724,572(3)                3.6

Frederick J. Weinert                         360,328(3)                1.8

All Executive Officers and                 7,568,287(8)               35.2
Directors as a group (10 persons)


(1) Shares are considered beneficially owned, for the purpose of this table only, if held by the person indicated as beneficial owner, or if such person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares the power to vote, to direct the voting of and/or to dispose of or to direct the disposition of such security, or if the person has the right to acquire beneficial ownership within sixty (60) days, unless otherwise indicated in these footnotes.

(2) Pursuant to the rules of the Securities and Exchange Commission, shares of Common Stock which an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person shown in this table.

(3) Includes the following number of shares of Common Stock which the individual has a right to acquire within 60 days pursuant to the exercise of options: Mr. Allen - 162,500; Dr. Baumgartner - 159,500; Mr. Kubacki - 824,013; and Messrs. Melk and Weinert - 25,000 each.

(4) Includes the following number of shares of Common Stock which the individual has a right to acquire within 60 days pursuant to the exercise of warrants: Mr. Melk - 232,200; Mr. Flynn, as trustee under Grantor Trust Agreement dated April 24, 1989, as amended - 270,000; and Mr. Huizenga - 270,000.

(5)  Includes 8,142 shares owned by said individual's spouse.

(6) Includes: (i) 19,326 shares owned by Mr. Flynn as trustee under Grantor Trust Agreement dated April 24, 1989, as amended; (ii) 1,392,700 shares held by DNB LP as to which said individual, as President and sole director of the general partner, has sole dispositive and voting power, and (iii) 296,111 shares owned by said individual's spouse.

(7) Includes 1,395,967 shares held by said individual as trustee of the Baumgartner Family Trust dated April 26, 1994.

(8) Includes: (i) 1,213,513 shares which the executive officers and directors have the right to acquire within 60 days pursuant to the exercise of options; and (ii) 502,200 shares which the executive officers and directors have the right to acquire within 60 days pursuant to the exercise of Common Stock Purchase Warrants.

                                AMENDMENT OF THE
                         1989 EMPLOYEE STOCK OPTION PLAN

     On September 22, 1989 the Company adopted the 1989 Employee Stock Option Plan (the "Plan"). In 1993 the Plan was amended to increase the number of shares reserved for issuance under the Plan to 2,300,000, 1,725,000 of which may be subject to options granted to Directors of the Company and/or its subsidiaries who also serve as employees.

     The Board of Directors has now voted unanimously to amend the Plan subject to the ratification of such amendment by the stockholders of the Company at the Annual Meeting, to increase the number of shares of Common Stock of the Company on which options may be granted thereunder to 3,300,000 shares, 2,475,000 shares of which may be subject to options granted to Directors of the Company and/or its subsidiaries who also serve as employees. A copy of the Plan, as amended, is included with this proxy statement a Exhibit A.

     The Plan is intended to benefit the Company and its subsidiaries through offering certain present and future key employees a favorable opportunity to become holders of stock in the Company over a period of years, thereby giving them a permanent stake in the growth and prosperity of the Company and encouraging the continuance of their services with the Company and/or its subsidiaries.

     Options granted under the Plan are designated at "non-qualified stock options" or "incentive stock options" under Section 422 of the Internal Revenue Code of 1986. The price at which shares may be purchased pursuant to the options may not be less than the fair market value of the stock at the time the option is granted (110% of fair market value to optionees of incentive stock options who are greater than 10% stockholders). The full purchase price for the shares being purchased must be paid in cash, by check, by delivery of shares of Common Stock at the time of exercise of options, or by a combination of these methods. Each option is for a term of not less than five nor more than ten years from the date of grant, and become exercisable with respect to 25% of the total number of shares subject to the option twelve months after the date of the grant and with respect to an additional 25% at the end of each twelve-month period thereafter on a cumulative basis during the succeeding three years. However, the Stock Option Committee may, in its discretion, accelerate the dates on which options become exercisable.

     Options under the 1989 Employee Plan are not transferable by the optionee otherwise than by will or the laws of descent and distribution and terminate if the optionee leaves the employ of the Company for any reason other than death, permanent disability or retirement. In the event of termination of employment because of death, permanent disability or retirement, the optionee or his heirs, legatees or legal representative may exercise the option, to the extent exercisable at the date of such death, permanent disability or retirement within one year after the date of termination.

     The grant of an option will have no immediate tax consequences to the optionee or the Company. The exercise of a non-qualified stock option will require an optionee to include in income, as compensation, the amount by which the fair market value of the acquired shares on the exercise date exceeds the option price. Upon a subsequent sale or taxable exchange of shares acquired upon exercise of a non-qualified stock option, an optionee will recognize long- or short-term capital gain or loss equal to the difference between the amount realized on the sale and the tax basis of such shares. The Company will be entitled (provided applicable withholding requirements are met) to a deduction at the same time and in the same amount as the optionee is in receipt of income in connection with the exercise of a non-qualified stock option.

     If the optionee exercises an incentive stock option and does not dispose of the acquired shares within two years after the date of grant of the option or within one year after the date of the transfer of such shares to him (a "disqualifying disposition"), the optionee will realize no compensation income and any gain or loss that the optionee realizes on a subsequent disposition of such shares will be treated as long-term capital gain or loss. For purposes of computing the alternative minimum tax, however, the option generally will be treated as if it were a non-qualified stock option. If an optionee makes a disqualifying disposition, the optionee will be required to include in income, as compensation, the lesser of (i) the difference between the option price and the fair market value of the acquired shares on the exercise date or (ii) the amount of gain realized on such disposition. In addition, depending on the amount received as a result of such disposition, the optionee may realize long-tem or short-term capital gain or loss. The Company will be entitled to a deduction at the same time and in the same amount as the optionee is in receipt of compensation income as a result of a disqualifying disposition. If there is no disqualifying disposition, no deduction will be available to the Company.

     Certain information as to option grants and exercises under the Plan on behalf of the named executive officers during the last three years is set forth under "EXECUTIVE COMPENSATION AND OTHER INFORMATION." As of March 22, 1996 options to purchase 1,689,213 shares under the Plan were outstanding and 6,702 shares were reserved and available for additional grants under the Plan. The closing price of the Company's Common Stock on the American Stock Exchange on March 22, 1996 was $6.00 per share.

     The amendment to the Plan to increase the number of shares subject to the Plan can only be made with the approval of the stockholders. The Board of Directors may further amend or discontinue the Plan at any time, provided that no such amendment or discontinuance may change or impair any option previously granted without the consent of the optionee or increase the maximum number of shares which may be purchased by all employees without the approval of the stockholders.

     The affirmative vote of the holders of a majority of the shares of Common Stock present or represented and entitled to vote at the Annual Meeting is necessary to ratify the amendment.

     THE BOARD OF DIRECTORS BELIEVES THAT THE AMENDMENT OF THE PLAN WILL CONTINUE TO PROMOTE THE LONG-TERM FINANCIAL SUCCESS OF THE COMPANY BY AFFORDING AN ADDITIONAL OPPORTUNITY TO ALIGN THE INTERESTS OF EXECUTIVE OFFICERS WITH THOSE OF SHAREHOLDERS.

     THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR RATIFICATION OF THE AMENDMENT OF THE 1989 EMPLOYEE STOCK OPTION PLAN.

                       AMENDMENT OF THE 1989 NON-QUALIFIED
                                STOCK OPTION PLAN

     On September 22, 1989 the Company adopted the Non-Qualified Stock Option Plan (the "Non-Employee Director Plan") pursuant to which 200,000 shares of Common Stock were reserved for issuance to outside (non-employee) directors. On March 15, 1996 the Board of Directors voted unanimously to amend the Non-Employee Director Plan subject to the ratification of such amendment by the stockholders of the Company at the Annual Meeting, to increase the number of shares of Common Stock of the Company on which options may be granted thereunder from 200,000 to 300,000 shares, to increase the term of options granted thereunder from five years to ten years and to authorize the automatic grant of options to purchase 20,000 shares of Common Stock to each outside director serving on the Board of Directors as of March 15 of each year beginning March 15, 1996. A copy of the Non-Employee Director Plan, as amended, is included with this proxy statement as Exhibit B.

     Under the Non-Employee Director Plan as in effect prior to the March 15, 1996 amendment, each newly-appointed outside director of the Company automatically received an option to purchase 25,000 shares of Common Stock effective upon the date such person was first named a director. Each such option was for a term of five years and became exercisable over a period of twenty-four months from the date of grant in equal monthly installments on a cumulative basis, provided that the optionee continued to serve as a director during such period.

     Under the Non-Employee Director Plan as amended on March 15, 1996 (subject to shareholder approval) each outside director receives, in addition to the option to purchase 25,000 shares of Common Stock granted automatically upon such outside director's initial appointment to the Board, an additional option to purchase 20,000 shares of Common Stock granted automatically as of March 15 of each year beginning March 15, 1996. Such additional options have terms of ten years and are exercisable in full twelve (12) months after the date of grant. The March 15, 1996 amendments to the Non-Employee Director Plan also increase the term of options automatically granted to newly-appointed directors after March 15, 1996 from five years to ten years, but such options continue to become exercisable over a twenty-four month period as provided prior to the amendment. The March 15, 1996 amendments also increase the number of shares of Common Stock on which options may be granted from 200,000 to 300,000 shares.

     Options granted under the Non-Employee Director Plan are non-qualified stock options. The price at which shares may be purchased pursuant to the options is the fair market value of the stock at the time the option is granted. The full purchase price for shares being purchased must be paid in cash, by check, or by the delivery of shares of Common Stock at the time of exercise, or by a combination of these methods. Except for the optionee's services as a director, the Company does not receive any consideration for the granting of options under the Non-Employee Director Plan.

     The grant of an option under the Non-Employee Director Plan has no immediate tax consequences to the optionee or the Company. Upon the exercise of an option, the excess of the market value of the shares acquired over their cost to the participant is taxable to the participant as ordinary income and is deductible by the Company.

     Options under the Non-Employee Director Plan are not transferable by the optionee otherwise than by will or the laws of descent and distribution and terminate if the optionee ceases to serve as a member of the Company's Board of Directors. In the event of the optionee's death or permanent disability, the option becomes exercisable in full and the optionee or his heirs, legatees or legal representatives may exercise the option during the one year period following such death or disability or the remainder of the option term, whichever period is shorter.

     No options were granted during fiscal year 1995 under the Non-Employee Director Plan. Effective as of March 15, 1996, options to acquire 20,000 shares were granted to each of the outside directors (Mr. Flynn, Mr. Melk and Mr. Weinert) under the provisions of the Non-Employee Director Plan as amended (subject to shareholder approval). As of March 22, 1996 no options had been exercised under the Non-Employee Director Plan as amended and an aggregate of 190,000 shares remained available for grant thereunder. The closing price of the Company's Common Stock on the American Stock Exchange on March 22, 1996 was $6.00 per share.

     The Board of Directors may further amend or discontinue the Non-Employee Director Plan at any time, provided that no such amendment or discontinuance may change or impair any option previously granted without the consent of the optionee or increase the maximum number of shares which may be purchased by the non-employee directors or materially change the requirements as to eligibility for participation in the Plan without the approval of the stockholders.

     The affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote at the Annual Meeting is required to approve the amendment to the Non-Employee Director Plan.

     THE BOARD OF DIRECTORS BELIEVES THAT THE AMENDMENT OF THE PLAN WILL CONTINUE TO PROMOTE THE LONG-TERM FINANCIAL SUCCESS OF THE COMPANY BY AFFORDING AN ADDITIONAL OPPORTUNITY TO ALIGN THE INTERESTS OF NON-EMPLOYEE DIRECTORS WITH THOSE OF SHAREHOLDERS.

     THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR RATIFICATION OF THE AMENDMENT OF THE NON-EMPLOYEE DIRECTOR PLAN.

                             INDEPENDENT ACCOUNTANTS

     The Board of Directors has selected as auditors of the Company for the year ended December 31, 1996, the firm of Arthur Andersen LLP. The Company does not expect a representative of Arthur Andersen LLP to be present at the Annual Meeting.

                              STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the next Annual Meeting of Stockholders must comply with Rule 14a-8 of the Securities and Exchange Commission issued under the Securities Exchange Act of 1934, and must be received at the principal executive offices of the Company not later than December 4, 1996.

                                  OTHER MATTERS

     The Board of Directors knows of no other matters which may come before the Meeting. However, if any matter not now known is presented at the Meeting, it is the intention of the persons named in the accompanying form of proxy to vote said proxy in accordance with their judgment on such matter.

     The Company will bear the cost of solicitation of proxies. Solicitations of proxies by mail may be followed by telephone or other personal solicitation of certain stockholders by officers or other employees of the Company.

                                        By order of the Board of Directors

                                               EDWARD S. BREWER, JR.
                                                   Secretary

April 5, 1996

                                    EXHIBIT A

                            PSYCHEMEDICS CORPORATION

                         1989 EMPLOYEE STOCK OPTION PLAN

     1. STATEMENT OF PURPOSE. The purpose of this Employee Stock Option Plan (the "Plan") is to benefit PSYCHEMEDICS CORPORATION (the "Company") through the maintenance and development of its businesses by offering certain present and future key employees a favorable opportunity to become holders of stock in the Company over a period of years, thereby giving them a permanent stake in the growth and prosperity of the Company and encouraging the continuance of their involvement with the Company and/or its subsidiaries.

     2. ADMINISTRATION. The Plan shall be administered by the Stock Option Committee (the "Committee"), consisting of not less than two directors of the Company appointed by the Board of Directors, all of whom, to the extent possible, shall be "disinterested" within the meaning of the rules and regulations promulgated under Section 16(b) of the Securities Exchange Act of 1934. If no Committee shall be appointed, this Plan shall be administered by the Board of Directors, which Board shall be deemed the Committee for purposes of this Plan. The Committee shall have full and plenary authority to interpret the terms and provisions of the Plan.

     3. ELIGIBILITY. Options shall be granted only to key employees of the Company and its subsidiaries, (including officers, and including directors of the Company and its subsidiaries who are also employees) selected initially and from time to time thereafter by the Committee on the basis of their importance to the business of the Company or its subsidiaries.

     4. GRANTING OF OPTIONS. The Committee may grant options under which a total of not in excess of 3,300,000 shares of the $.005 par value Common Stock of the Company ("Common Stock") may be purchased from the Company, subject to adjustment as provided in Section 12 hereof. The Committee may, in its discretion grant under the Plan either non-qualified stock options or incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986 (the "Code"). A maximum of 2,475,000 shares may be subject to options granted to Directors of the Company and/or its subsidiaries who also serve as employees. The grant of a non-qualified stock option shall be evidenced by a written Non-Qualified Stock Option Agreement, executed by the Company and the holder of a non-qualified stock option, stating the number of shares of Common Stock subject to such non-qualified stock option evidenced thereby and in such form as the Committee may from time to time determine. The grant of an incentive stock option shall be evidenced by a written Incentive Stock Option Agreement, executed by the Company and the holder of the incentive stock option, stating the number of shares of Common Stock subject to such incentive stock option evidenced thereby and in such form as the Committee may from time to time determine.

     In the event that an option expires or is terminated or canceled unexercised as to any shares, such released shares may again be optioned (including a grant in substitution for a canceled option). Shares subject to options may be made available from unissued or reacquired shares of Common Stock.

     Nothing contained in the Plan or in any option granted pursuant thereto shall confer upon any optionee any right to be continued in the employment of the Company or any subsidiary of the Company, or interfere in any way with the right of the Company or its subsidiaries to terminate an employee's employment at any time.

     5. OPTION PRICE. The option price shall be determined by the Committee and, subject to the provisions of Section 12 hereof, shall be not less than the fair market value, at the time the option is granted, of the shares of Common Stock subject to the option. If one or more incentive stock options are granted to an employee who, at the time of grant, owns more than ten (10%) percent of the total voting power of all classes of stock of the Company or its subsidiaries, the option price under such incentive stock option shall be not less than 110% of said fair market value. Such fair market value shall be deemed to be the mean of the bid and asked prices of the Common Stock at the close of the trading day next preceding the grant of the option except that if the Common Stock is then listed on any national exchange, fair market value shall be the mean between the high and low sales price on the date next preceding the grant of the option.

     6. DURATION OF OPTIONS, INCREMENTS, AND EXTENSIONS. Subject to the provisions of Section 8 hereof, each option shall be for a term of five years but may be increased by the Committee at the date of grant for a period of up to ten years. Each option shall become exercisable with respect to 25% of the total number of shares subject to the option twelve months after the date of its grant and, with respect to each additional 25%, at the end of each twelve-month period thereafter during the succeeding three years, provided however, that the Committee may, at any time during the period in which any such outstanding option is not exercisable in full accelerate the exercisability of such option subject to such terms as the Committee deems necessary and appropriate. Subject to the foregoing, all or any part of the shares to which the right to purchase has accrued may be purchased at the time of such accrual or at any time or times thereafter during the option period.

     7. EXERCISE OF OPTION. An option may be exercised by giving written notice to the Company, attention of the Secretary, specifying the number of shares to be purchased, accompanied by the full purchase price for the shares to be purchased either in cash or by check, or by shares of the Common Stock of the Company, or by a combination of these methods of payment. For this purpose, the per share value of the Common Stock of the Company shall be the fair market value on the date of exercise. Payment may also be made, in the discretion of the Committee, by delivery (including delivery by facsimile transmission) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell a sufficient portion of the shares and deliver the sale proceeds directly to the Company to pay for the exercise price. Any employee holding two or more options that are partially or wholly exercisable at the same time may exercise said options (to the extent they are then exercisable) in any order the employee chooses, regardless of the order in which said options were granted.

     At the time of exercise of any option, the Company may, if it shall determine it necessary or desirable for any reason, require the optionee (or his heirs, legatees, or legal representatives, as the case may be) as a condition upon the exercise thereof to deliver to the Company a written representation of present intention to purchase the shares for investment and not for distribution. In the event such representation is required to be delivered, an appropriate legend may be placed upon each certificate delivered to the optionee upon his exercise of part or all of the option and a stop transfer order may be placed with the transfer agent. Each option shall also be subject to the requirement that, if at any time the Company determines, in its discretion, that the listing, registration or qualification of the shares subject to the option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of or in connection with, the issue or purchase of shares thereunder, the option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

     8. TERMINATION OF RELATIONSHIP - Exercise Thereafter. In the event the relationship between the Company and a director, officer or other employee who is an optionee is terminated for any reason other than death, permanent disability or retirement, such optionee's option shall expire and all rights to purchase shares pursuant thereto shall terminate immediately. Temporary absence from employment because of illness, vacation, approved leaves of absence, and transfers of employment among the Company and its subsidiaries, shall not be considered to terminate employment or to interrupt continuous employment.

     In the event of termination of said relationship because of death, permanent disability (as that term is defined in Section 22(e)(3) of the Code, as now in effect or as subsequently amended), or retirement (at age 65 or earlier as may be permitted by the Company), the option may be exercised to the extent the option was exercisable at the date of such death, permanent disability, or retirement by the optionee or, if he is not living, by his heirs, legatees, or legal representatives, as the case may be, for a period of one (1) year after the date of death, permanent disability, or retirement, but in any event not later than ten years after the date the option was granted.

     9. WITHHOLDING TAXES. Whenever the Company is required to issue or transfer shares of Common Stock under the Plan, the Company shall have the right to require the grantee to remit to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery of any certificate or certificates for such shares. Alternatively, the Company may issue or transfer such shares of Common Stock net of the number of shares sufficient to satisfy the withholding tax requirements. For withholding tax purposes, the shares of Common Stock shall be valued on the date the withholding obligation is incurred.

     10. NON-TRANSFERABILITY OF OPTIONS. No option shall be transferable by the optionee otherwise than by will or the laws of descent and distribution and each option shall be exercisable during an optionee's lifetime only by him.

     11. LIMITATION ON AMOUNTS OF INCENTIVE STOCK OPTIONS GRANTED. The aggregate fair market value (determined as of the date of grant) of stock for which incentive stock options granted to an optionee under this Plan become first exercisable shall not exceed One Hundred Thousand Dollars ($100,000) during any calendar year.

     12. ADJUSTMENT. The number of shares subject to the Plan and to options granted under the Plan shall be adjusted as follows: (a) in the event that the outstanding shares of Common Stock of the Company is changed by any stock dividend, stock split or combination of shares, the number of shares subject to the Plan and to options granted thereunder shall be proportionately adjusted;
(b) in the event of any merger, consolidation or reorganization of the Company with any other corporation or corporations, there shall be substituted, on an equitable basis as determined by the Committee, for each share of Common Stock then subject to the Plan, whether or not at the time subject to outstanding options, the number and kind of shares of Stock or other securities to which the holders of shares of Common Stock of the Company will be entitled pursuant to the transaction; and (c) in the event of any other relevant change in the capitalization of the Company, the Committee shall provide for an equitable adjustment in the number of shares of Common Stock then subject to the Plan, whether or not then subject to outstanding options. In the event of any such adjustment, the purchase price per share shall be proportionately adjusted.

     13. TERMINATION AND AMENDMENT OF PLAN. This Plan shall terminate ten years from the effective date of this Plan, and an option shall not be granted under the Plan after that date. The Plan may at any time or from time to time be terminated, modified, or amended by the affirmative vote of a majority in interest of the voting stock of the Company. The Board of Directors may at any time and from time to time modify or amend the Plan in respects as it shall deem advisable to conform to any change in the law, or in any other respect, provided that: (a) any increase in the maximum number of shares for which options may be granted under the Plan generally or to directors or any change in the provisions relating to the determination of employees to whom options shall be granted must be approved by a majority vote of the stockholders within twelve months before or after the effective date of such increase or change; and (b) the Board of Directors shall not have authority to (i) change the option prices other than to change the manner of determining the fair market value of the Common Stock for the purposes of Section 5 hereof to conform with any then applicable provisions of the Code or regulations thereunder, or (ii) extend the periods during which options may be granted or exercised, or (iii) change the provisions relating to adjustments to be made upon changes in capitalization. The termination or any modification or amendment of the Plan shall not, without the consent of any employee, affect his rights under an option previously granted to him.

     14. EFFECTIVE DATE. This Plan was originally adopted by the Board of Directors of the Company and approved by the stockholders of the Company effective September 22, 1989. The Plan was amended and restated on March 30, 1992, and further amended on March 25, 1993, and September 1, 1995. The amendment of the Plan whereby the number of shares reserved for issuance under the Plan was increased from 2,300,000 shares to 3,300,000 shares was approved by the Board of Directors on March 15, 1996, subject to the ratification by the stockholders of the Company. If the amendment of the Plan is ratified by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Company voting in person or by proxy at the 1996 Annual Stockholders' Meeting, it shall be deemed to have become effective on March 15, 1996, the date on which such amendment was approved by the Board of Directors. Options may be granted under the plan prior to ratification of such amendment by the stockholders of the Company and, in each case, the date of grant shall be determined without reference to the date of ratification of the amendment of the Plan by the stockholders of the Company; provided, however, that if the amendment of the Plan is not ratified by the stockholders, all options granted hereunder on or subsequent to March 15, 1996 which are inconsistent with the terms of the Plan as in effect prior to such amendment shall be canceled and void.

                                    EXHIBIT B
                                    ---------

                            PSYCHEMEDICS CORPORATION

                      1989 NON-QUALIFIED STOCK OPTION PLAN
                      ------------------------------------

     1. STATEMENT OF PURPOSE. The purpose of this Non-Qualified Stock Option Plan (the "Plan") is to benefit PSYCHEMEDICS CORPORATION (the "Company") through the maintenance and development of its businesses by enabling the Company to attract and retain well-qualified "Outside Directors" to serve on its Board by providing a favorable opportunity to such persons to become holders of stock in the Company over a period of years, thereby giving them a permanent stake in the growth and prosperity of the Company and encouraging the continuance of their involvement with the Company and/or its subsidiaries.

     2. ADMINISTRATION. The Plan shall be administered by the Board of Directors of the Company, which Board for purposes of this Plan shall be referred to as the Committee. The Committee shall have full and plenary authority to interpret the terms and provisions of the Plan.

     3. ELIGIBILITY. Each "Outside Director" of the Company shall be eligible to receive automatic grants of non-statutory options under this Plan (individually an "Option" and collectively "Options") pursuant to the provisions of Section 5 hereof. A person shall be deemed an Outside Director if such person serves on the Board of Directors and is not, at the date such service commences, an employee of the Company or its subsidiaries. Any person who qualifies as an Outside Director but subsequently becomes employed by the Company or its subsidiaries shall not forfeit options granted hereunder unless such employment commences within six (6) months of the date such person was first named a director of the Company or any subsidiary.

     4. STOCK SUBJECT TO THE PLAN. The stock issuable under this Plan shall be shares of the Company's Common Stock, par value $.005 per share (the "Common Stock"). Such shares may be made available from authorized but unissued shares of Common Stock or shares of Common Stock reacquired by the Company. The aggregate number of shares of Common Stock issuable upon exercise of Options under this Plan shall not exceed 300,000 shares, subject to adjustment from time to time in accordance with Section 10 hereof.

     5. AUTOMATIC GRANT OF OPTIONS.

     (a) INITIAL GRANT OF OPTIONS. Each individual who is initially elected or appointed as a Non-employee Director on or subsequent to March 15, 1996 shall receive, as the date of his or her initial election or appointment, an automatic grant of an Option to purchase 25,000 shares of Common Stock.

     Subject to the provisions of Section 9 hereof, each option granted pursuant to this Section 5(a)(herein referred to individually as an "Initial Option" and collectively as "Initial Options") shall be for a term of ten (10) years. Each Initial Option shall become exercisable cumulatively in twenty-four (24) equal monthly increments of 1,041 shares (with the last such installment being for 1,057 shares), each commencing on the same numerical day of the month following the date of automatic grant pursuant to this Section 5(a). Subject to the foregoing, all or any part of the shares to which the right to purchase has accrued may be purchased at the time of such accrual or at any time or times thereafter during the option period.

     (b) ANNUAL GRANT OF OPTIONS. Commencing on March 15, 1996, and continuing in effect on the 15th day of March of each subsequent calendar year, each individual who is at the time serving as a Non-employee Director shall receive an additional automatic grant of an Option to purchase 20,000 shares of Common Stock. Each Option granted pursuant to this Section 5(b)(herein referred to individually as an "Annual Option" or collectively as "Annual Options") shall be for a term of ten (10) years. Each Annual Option shall become exercisable in full twelve (12) months after the date of automatic grant pursuant to this Section 5(b). The Annual Option shall thereafter remain so exercisable until the expiration or sooner termination of the Option term.

     The foregoing automatic grant dates under Sections 5(a) and 5(b) are herein referred to individually as an "Automatic Grant Date" and collectively as "Automatic Grant Dates" and the Non-employee Directors receiving Options are herein referred to individually as an "Optionee" and collectively as "Optionees." Options granted under this Plan are not intended to be treated as incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

     In the event that an option expires or is terminated or canceled unexercised as to any shares, such released shares may again be optioned (including a grant in substitution for a canceled option). Shares subject to options may be made available from unissued or reacquired shares of Common Stock.

     Nothing contained in the Plan or in any option granted pursuant thereto shall confer upon any optionee any right to be nominated by management of the Company as a director of the Company, or interfere in any way with the right of the Company and its Board of Directors to remove such optionee as a director of the Company in accordance with the Company's by-laws and applicable state law.

     6. EXERCISE PRICE. The price per share payable upon exercise of an Option ("Exercise Price") shall be the fair market value per share of Common Stock as of the applicable Automatic Grant Date.

     For purposes of establishing the Exercise Price, the "fair market value" shall be deemed to be the mean of the bid and asked prices of the Common Stock at the close of the trading day next preceding the applicable Automatic Grant Date, except that if the Common Stock is then listed on any national exchange, fair market value shall be the mean between the high and low sales prices on the date next preceding the applicable Automatic Grant Date.

     7. EXERCISE OF OPTION. An option may be exercised by giving written notice to the Company, attention of the Secretary, specifying the number of shares to be purchased, accompanied by the full purchase price for the shares to be purchased either in cash or by check, or by shares of the Common Stock of the Company, or by a combination of these methods.

     At the time of exercise of any Option, the Company may, if it shall determine it necessary or desirable for any reason, require the Optionee (or his heirs, legatees, or legal representative, as the case may be) as a condition upon the exercise thereof to deliver to the Company a written representation of present intention to purchase the shares for investment and not for distribution. In the event such representation is required to be delivered, an appropriate legend may be placed upon each certificate delivered to the Optionee upon his exercise of part or all of the Option and a stop transfer order may be placed with the transfer agent. Each Option shall also be subject to the requirement that, if at any time the Company determines, in its discretion, that the listing, registration or qualification of the shares subject to the Option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of or in connection with, the issue or purchase of shares thereunder, the Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

     8. TERMINATION OF RELATIONSHIP - EXERCISE THEREAFTER. In the event the Optionee's service on the Board of Directors is terminated for any reason other than death or permanent disability such optionee's option shall cease to further vest and all rights to purchase shares which have accrued pursuant thereto shall terminate within ten (10) days of such termination of service on said Board.

     In the event of termination of said relationship because of death or permanent disability (as that term is defined in Section 22(e)(3) of the Code, as now in effect or as subsequently amended), the option may be exercised to the extent the option was exercisable at the date of such death or permanent disability by the optionee or, if he is not living, by his heirs, legatees, or legal representative, as the case may be, for a period of one (1) year after the date of death or permanent disability, but in any event not later than ten years after the date the option was granted.

     9. NON-TRANSFERABILITY OF OPTIONS. No option shall be transferable by the optionee otherwise than by will or the laws of descent and distribution , or pursuant to a qualified domestic relations order as defined by the Code, or Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or the rules thereunder. Subject to the foregoing, each option shall be exercisable during an Optionee's lifetime only by the Optionee.

     10. ADJUSTMENT. The number of shares subject to the Plan and to Options granted under the Plan shall be adjusted as follows: (a) in the event that the outstanding shares of Common Stock of the Company is changed by any stock dividend, stock split or combination of shares, the number of shares subject to the Plan and to Options granted thereunder shall be proportionately adjusted;
(b) in the event of any merger, consolidation or reorganization of the Company with any other corporation or corporations, all Options shall fully vest unless the Committee should determine otherwise that there shall be substituted, on an equitable basis, for each share of Common Stock then subject to the Plan, whether or not at the time subject to outstanding Options, the number and kind of shares of Stock or other securities to which the holders of shares of Common Stock of the Company will be entitled pursuant to the transaction; and (c) in the event of any other relevant change in the capitalization of the Company, the Committee shall provide for an equitable adjustment in the number of shares of Common Stock then subject to the Plan, whether or not then subject to outstanding Options. In the event of any such adjustment, the purchase price per share shall be proportionately adjusted.

     11. AMENDMENT OR DISCONTINUANCE OF PLAN. This Plan may from time to time be amended or discontinued by action of the Board of Directors or by the stockholders of the Company; provided that: (a) any increase in the maximum number of shares for which Options may be granted under the Plan, any change in the method of automatic grant, or any change in the provisions relating to the persons to whom Options shall be granted must be approved by a majority vote of the stockholders within twelve months before or after the effective date of such increase or change; and (b) the Board of Directors shall not have authority to change (i) the Option prices, or (ii) the periods during which Options may be granted or exercised, or (iii) the provisions relating to adjustments to be made upon changes in capitalization. The termination or any modification or amendment of the Plan shall not, without the consent of any Optionee, affect his rights under an Option theretofore granted to him.

     12. EFFECTIVE DATE. The Plan was adopted by the Board of Directors and approved by the stockholders of the Company effective September 22, 1989. The amendment of the Plan whereby Plan was amended and restated and the number of shares reserved for issuance under the Plan was increased from 200,000 shares to 300,000 shares was approved by the Board of Directors on March 15, 1996, subject to the ratification by the stockholders of the Company. If the amendment of the Plan is ratified by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Company voting in person or by proxy at the 1996 Annual Stockholders' Meeting, it shall be deemed to have become effective on March 15, 1996, the date on which such amendment was approved by the Board of Directors. Options may be granted under the plan prior to ratification of such amendment by the stockholders of the Company and, in each case, the date of grant shall be determined without reference to the date of ratification of the amendment of the Plan by the stockholders of the Company; provided, however, that if the amendment of the Plan is not ratified by the stockholders, all options granted hereunder on or subsequent to March 15, 1996 which are inconsistent with the terms of the Plan as in effect prior to such amendment shall be canceled and void.

                           PSYCHEMEDICS CORPORATION

                PROXY FOR 1996 ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MAY 7, 1996
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Werner A. Baumgartner, Ph.D. and Raymond C. Kubacki, Jr., or either of them, attorneys or attorney of the undersigned (with full power of substitution in them), to vote for and in the name of the undersigned, at the 1996 Annual Meeting of Stockholders of Psychemedics Corporation (the "Company") to be held on Tuesday, May 7, 1996 at 9:30 a.m. at the Radisson Hotel & Suites Chicago, 160 East Huron Street, Chicago, Illinois and any adjournments thereof, according to the number of shares and as fully as the undersigned would be entitled to vote if personally present.

Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the Company's Proxy Statement dated April 5, 1996 and on such other matters as may properly come before the meeting.

        ----------------------------------------------------------------
        PLEASE VOTE, DATE, AND SIGN ON OTHER SIDE AND RETURN PROMPTLY IN
                              ENCLOSED ENVELOPE.
        ----------------------------------------------------------------
- --------------------------------------------------------------------------------
Please sign this proxy exactly as your name appears on the books of the
Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.
- --------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?               DO YOU HAVE ANY COMMENTS?

- ----------------------------------      ----------------------------------------

- ----------------------------------      ----------------------------------------

- ----------------------------------      ----------------------------------------

/X/ PLEASE MARK VOTES
    AS IN THIS EXAMPLE

                                                                With-   For All
                                                        For     hold    Except
1.) Election of Directors.                              / /      / /      / /

    WERNER A. BAUMGARTNER, PH.D.; RAYMOND C. KUBACKI, JR.; A. CLINTON ALLEN; DONALD F. FLYNN; JOHN J. MELK; AND FREDERICK J. WEINERT

    IF YOU DO NOT WISH YOUR SHARES VOTED "FOR" A PARTICULAR NOMINEE, MARK THE "FOR ALL EXCEPT" BOX AND STRIKE A LINE THROUGH THE NOMINEE(S) NAME. YOUR SHARES WILL BE VOTED FOR THE REMAINING NOMINEE(S).

                                                        For    Against  Abstain
2.) Amendment of the Company's 1989                     / /      / /      / /
    Employee Stock Option Plan

3.) Amendment of the Company's 1989                     / /      / /      / /
    Non Qualified Stock Option Plan

4.) Selection of Arthur Andersen LLP as                 / /      / /      / /
    auditors of the Company.


    RECORD DATE SHARES:


    The Board of Directors recommends a vote FOR Proposals 1, 2, 3 and 4

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS SET FORTH IN PARAGRAPHS (1), (2), (3) AND (4).


                                                   -----------------------------
    Please be sure to sign and date this Proxy.    Date
- --------------------------------------------------------------------------------


- ------Shareholder sign here---------------Co-owner sign here--------------------


    Mark box at right if comments or address change have                  / /
    been noted on the reverse side of this card.


DETACH CARD

                           PSYCHEMEDICS CORPORATION

        Dear Shareholder:

        Please take note of the important information enclosed with this Proxy Ballot.

        Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

        Please mark the boxes on the proxy card to indicate how your shares shall be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

        Your vote must be received prior to the Annual Meeting of Stockholders, May 7, 1996.

        Thank you in advance for your prompt consideration of these matters.

        Sincerely,

        Psychemedics Corporation